Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc., to the references to us and to our reserves reports for the years ended December 31, 2018, December 31, 2017, and December 31, 2016, in Ring Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, to references to our report dated January 31, 2019, containing our opinion on estimates of proved reserves, future production and income attributable to certain leasehold interest of Ring Energy, Inc. as of December 31, 2018 (our “Report”), and to the inclusion of our Report as an exhibit in Ring Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to all such references and to the incorporation by reference of such information and our Report in Ring Energy, Inc.’s Registration Statements on Form S-3 (Nos. 333-215909 and 333-229515) and Form S-8 (No. 333-191485).

Very truly yours,

CAWLEY , GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

February 28, 2019